UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Revised Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

Digital World Acquisition Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Digital World Acquisition Corp. Shareholders Your Proxy Vote is Needed NOW! Time is Running Out. Don’t Delay. URGENT! WHAT: Special Virtual Meeting of What you Stockholders need to do: WHEN: September 5, 2023 You can cast OBJECTIVE: your vote For To approve an Amendment to DWAC’s Charter for 12 months Proposal 1 — to allow the Company’s Board of Directors to take action on a the “Amendment” merger that is important to the Company’s future. — by calling toll free Vote Today To Avoid TODAY. Company Liquidation Call DO NOT THROW THIS AWAY 877-728-4996 to speak to a Proxy Vote Specialist. The proxy call center is open 9 am to 10 pm EST, Monday through Sunday.

ATTENTION! Digital World Acquisition Corp. Shareholders Your Proxy Vote is Needed Immediately! A Special Virtual Shareholder Meeting of DWAC has been called for September 5, 2023. The meeting has been called to amend the Company’s amended and restated certificate of incorporation. Why is The Amendment Necessary? Digital World Acquisition Corp. (Nasdaq: DWAC) is a special purpose acquisition company (SPAC) formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses. SPACs have 2 years to identify a company to merge with and complete the merger with a private company to make it public. This 2-year timeframe can only be extended with a vote from the shareholders to approve an extension. Your vote is important to DWAC’s future. No matter how few shares you own — please vote FOR Proposal 1 to amend the Company’s charter to approve an extension. DO NOT THROW THIS AWAY Call Today to cast your vote: Speak to a Proxy Vote Specialist at 877-728-4996